Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ETFS Silver Trust (the “Company”) on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2018	/s/ Graham Tuckwell	**
Graham Tuckwell*
President and Chief Executive Officer
(Principal Executive Officer)

*  The Registrant is a trust and Mr. Tuckwell is signing in his capacity as an officer of ETF Securities USA LLC, the Sponsor of the Registrant.

**The original executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.